Exhibit (a)(1)(B)

SUNSET FINANCIAL RESOURCES, INC. LETTER OF TRANSMITTAL

Please complete the back if you would like to transfer ownership of unaccepted Shares or request special mailing.
			2	SUBSTITUTE FORM W-9
PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

THE OFFER TO PURCHASE AND THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Sunset Financial Resources, Inc., is offering to purchase for cash up to 3,033,981 shares of its common stock at $8.24 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase, dated September 8, 2006, and in this Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”). This Letter of Transmittal is to be completed only if: (a) certificates for Shares are being forwarded herewith or (b) a tender of book-entry Shares is being made to the account maintained by The Depository Trust Company pursuant to Section 2 of the Offer to Purchase.

I/we the undersigned, hereby tender to Sunset the Share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, is/are the registered holder(s) of the Shares represented by the enclosed certificates, have full authority to surrender these certificate(s), and give the instructions in this Letter of Transmittal and warrant that the Shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances. I/we make the representation and warranties to Sunset, set forth in Section 2 of the Offer to Purchase and understand that the tender of Shares made hereby constitutes an acceptance of the terms and conditions of the Offer (including if the Offer is extended or amended, the terms and conditions of such extension or amendment).			If the Taxpayer ID Number è ☐☐☐☐☐☐☐☐☐ printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the
Internal Revenue Service (IRS) that I am subject to backup
withholding as a result of a failure to report all interest or dividends, or (c) I the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

			Signature:	Date:

3 Number of Shares you own:
			Certificate Number(s)	Book Entry

1 Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X			4 Number of Shares you are tendering:
Signature of Shareholder	Date	Daytime Telephone #	Certificate Number(s)	Book Entry
X

Signature of Shareholder	Date	Daytime Telephone #

I/we understand that the tender of Shares constitutes a representation and warranty to Sunset that the undersigned has a NET LONG POSITION in the Shares or other securities exercisable or exchangeable therefore and that such tender complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended. I/we authorize Sunset to withhold all applicable taxes and tax-related items legally payable by the undersigned.

HOW TO CONTACT THE INFORMATION AGENT FOR THE OFFER

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email:tenderoffer@mackenziepartners.com

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier:	By Hand:

Mellon Investor Services LLC	Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Reorganization Dept.	Attn: Reorganization Dept.	Attn: Reorganization Dept.
P.O. Box 3304	480 Washington Boulevard	120 Broadway, 13th Floor
South Hackensack, NJ 07606	Mail Drop–Reorg	New York, NY 10271
	Jersey City, NJ 07310	Jersey City, NJ 07310

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.

5 Special Payment Instructions		6 Special Delivery Instructions
If you want your check for cash and/or Certificate(s) for Shares not tendered or not purchased to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and/or check(s) to:
Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)
Address (Number and Street)	(Name of Guarantor - Please Print)	Address (Number and Street)
(City, State & Zip Code)	(Address of Guarantor Firm)
(Tax Identification or Social Security Number)		(City, State & Zip Code)

If you cannot produce some or all of Sunset’s stock certificates, you must obtain a lost instrument open penalty surety bond. Please refer to the bottom of this form for instructions.

7 AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY

THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED

TOTAL SHARES LOST F Please Fill In Certificate No(s). if Known	Number of Shares	TOTAL SHARES LOST F Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed		Attach separate schedule if needed

By signing this form I/We swear, depose and state that: I/We am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me to cover the missing securities under its Blanket Bond # 8302-00-67. I/We hereby agree to surrender the securities for cancellation should I/We, at any time, find the securities.

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Sunset Financial Resources, Inc., all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

on this (date)
X Signed by Affiant (stockholder)
	(Deponent) (Indemnitor) (Heirs Individually)		Month	Day	Year
Social Security #	Date		Notary Public

Lost Securities Surety Premium/ Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. Calculate the share value of the lost Shares by multiplying the number of Shares that are lost by the Cash Rate:

•	Enter number of Share(s) lost X (Cash Rate) $8.24 = $ share value
•	If the Share value exceeds $500,000, or if the shareholder is foreign or deceased, do not complete this affidavit. Complete only the Transmittal Form and contact Mellon Investor Services LLC regarding the lost certificate(s).

2. Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.

•	The surety premium equals 1% (.01) of the share value noted in line 1 above: $ X (1%) or (.01) = $ Surety Premium

3. Add the service fee based on the share value fee guide noted below	($ Service Fee)
•	If the share value is less than or equal to $250.00, the Service Fee = $50.00
•	If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00
•	If the share value is greater than $3,000.00, the Service Fee = $200.00

4. Total amount due (add lines 2 & 3)	($ Total Amount)

Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to Mellon Investor Services.

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1.	Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and after completing all other applicable sections and return this form in the enclosed envelope. If your Shares are represented by physical stock certificates, include them in the enclosed envelope as well.

2.	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN or other Form W-8.

3.	Depending on how the certificates for your Shares are registered and to whom you want payments or deliveries made, you may need to have the signatures on this Letter of Transmittal guaranteed by an eligible guarantor institution. No signature guarantee is required if either:

(a) this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered (which, for these purposes, includes any participant in the book-entry transfer facility whose name appears on a security position listing as the owner of the Shares) exactly as the name of the registered holder(s) appears on the certificate(s) for the Shares and payment and delivery are to be made directly to the holder, unless the holder has completed either of the boxes entitled “Special Payment Instructions” or “Special Delivery Instructions” above; or

(b) the Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

In all other cases, including if you have completed either the box entitled “Special Payment Instructions” or “Special Delivery Instructions” above, an eligible guarantor institution must guarantee all signatures on this Letter of Transmittal. You may also need to have any certificates you deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be guaranteed. See Instruction 10.

4.	For your Shares to be validly tendered, either (a) or (b) below must happen:

(a) The Depositary must receive all of the following at its address above in this Letter of Transmittal before or on the date Sunset Financial Resources, Inc.’s tender offer expires:

•	one of (i) the certificates for the Shares or (ii) a confirmation of receipt of the Shares pursuant to the procedure for book-entry transfer described in this Instruction 3; and

•	one of (i) properly completed and executed Letter of Transmittal or a manually executed facsimile of it, including any required signature guarantees, (ii) an “agent’s message” of the type described in this Instruction 3 in the case of a book-entry transfer or (iii) a specific acknowledgement in the case of a tender through the “automated tender offer program” described in this Instruction 3; and

•	any other documents required by this Letter of Transmittal.

(b) You must comply with the guaranteed delivery procedure set forth below.

Book-Entry Delivery. Any institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the Shares by causing the book-entry transfer facility to transfer Shares into the Depositary’s account in accordance with the book-entry transfer facility’s procedures for transfer. Delivery of this Letter of Transmittal or any other required documents to the book-entry transfer facility does not constitute delivery to the Depositary.

Agent’s Message. The term “agent’s message” means a message transmitted by the book-entry transfer facility to, and received by, the Depositary, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the Shares that such participant has received and agrees to be bound by the terms of this Letter of Transmittal and that Sunset Financial Resources, Inc. may enforce such agreement against them.

Automated Tender Offer Program. Participants in the book-entry transfer facility may also tender their Shares in accordance with the automated tender offer program to the extent it is available to them for the Shares they wish to tender. A shareholder tendering through the automated tender offer program must expressly acknowledge that the shareholder has received and agrees to be bound by this Letter of Transmittal and that we may enforce such agreement against them.

Guaranteed Delivery. If you want to tender your Shares but your share certificate(s) are not immediately available or cannot be delivered to the Depositary before the tender offer expires, the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary before the tender offer expires, your Shares may still be tendered, if all of the following conditions are satisfied:

(a) the tender is made by or through an eligible guarantor institution;

(b) the Depositary receives by hand, mail, overnight courier or facsimile transmission, before the expiration date, a properly completed and duly executed Notice of Guaranteed Delivery in the form provided with this Letter of Transmittal, including a signature guarantee by an eligible guarantor institution in the form set forth in the Notice of Guaranteed Delivery; and

(c) all of the following are received by the Depositary within three NYSE trading days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery:

•	one of (i) the certificates for the Shares or (ii) a confirmation of receipt of the Shares pursuant to the procedure for book-entry transfer described in this Instruction 3; and

•	one of (i) a properly completed and executed Letter of Transmittal or a manually executed facsimile of it, including any required signature guarantees, (ii) an “agent’s message” of the type described in this Instruction 3 in the case of a book-entry transfer or (iii) a specific acknowledgement in the case of a tender through the automated tender offer program described in this Instruction 3; and

•	any other documents required by this Letter of Transmittal.

THE METHOD OF DELIVERING ALL DOCUMENTS, INCLUDING CERTIFICATES FOR SHARES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT YOUR ELECTION AND RISK. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Except as may be specifically permitted by the Offer to Purchase, Sunset Financial Resources, Inc. will not accept any alternative, conditional or contingent tenders, or purchase any fractional Shares. All tendering shareholders, by execution of this Letter of Transmittal or a manually signed facsimile of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their tender.

5.	Your certificated Share(s) and/or book entry Shares you hold are shown in Box 3.

6.	Please indicate the total number of certificated Share(s) and/or book entry Shares you are tendering in Box 4.

7.	If you want your check for cash and/or Certificate(s) for Shares not tendered or not purchased to be issued in another name, fill in Box 5 with the information for the new account name. If you complete Box 5, your signature(s) must be guaranteed.

8.	Complete Box 6 only if the proceeds of this transaction and/or any unaccepted Shares are to be transferred to a person other than the registered holder or to a different address.

9.	Except as provided in this Instruction 9, no stock transfer tax stamps or funds to cover tax stamps need accompany this Letter of Transmittal. Sunset Financial Resources, Inc. will pay any stock transfer taxes payable on the transfer to it of Shares purchased pursuant to the tender offer. If, however, (a) payment of the purchase price is to be made to any person other than the registered holder(s), (b) Shares not tendered or rejected for purchase are to be registered in the name(s) of any person(s) other than the registered holder(s), or (c) certificates representing tendered Shares are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, then the Depositary will deduct from the purchase price the amount of any stock transfer taxes (whether imposed on the registered holder(s), other person(s) or otherwise) payable on account of the transfer to that person, unless satisfactory evidence of the payment of the taxes or any exemption therefrom is submitted.

10.	If you do not hold your Shares in book-entry form and you cannot produce some or all of your Sunset stock certificates, you must obtain a lost instrument open penalty surety bond and file it with Mellon Investor Services. To do so through Mellon’s program with Federal Insurance Company, complete Box 7 above, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay Mellon its service fee only. Please see the reverse side of this form on how to contact Mellon at the number provided for further instructions on obtaining your own bond.

11.	Sunset will determine in its sole discretion the number of Shares to accept, and the validity, eligibility and acceptance for payment of any tender. Any such determination will be final and binding on the parties. There is no obligation to give notice of any defects or irregularities to shareholders. See Section 2 of the Offer to Purchase for additional information.

10.	If any of the Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal. If any Shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates. If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to Sunset of his or her authority to so act must be submitted with this Letter of Transmittal.

If this Letter of Transmittal is signed by the registered owner(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for Shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution. If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Shares tendered hereby, or if payment is to be made or certificate(s) for Shares not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such Shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an eligible institution. See Section 2 of the Offer to Purchase.

12.	If the space provided in Boxes 3 and 4 above is inadequate, the certificate numbers and/or the number of Shares should be listed on a separated signed schedule attached hereto.

13.	Partial Tenders (Not Applicable to shareholders Who Tender by Book-Entry Transfer). If fewer than all the Shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of Shares that are to be tendered in Box 4. In that case, if any tendered Shares are purchased, new certificate(s) for the remainder of the Shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the acceptance for payment of, and payment for, the Shares tendered herewith. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.